Exhibit 16.1

July 8, 2021

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements concerning our firm that are contained in Item 4.01 of the Current Report on Form 8-K of Farmers and Merchants Bancshares, Inc. (the “Company”) to be filed on this date and are in agreement with such statements.

Sincerely,

/s/ Rowles & Company, LLP